EXHIBIT 4.5
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                         STOCKHOLDERS' VOTING AGREEMENT


     STOCKHOLDERS' VOTING AGREEMENT (the "Agreement") made as of the 28th day of November, 2001 (the "Effective Date") by and among ON Technology Corporation, a Delaware corporation (the "Company"), on the one hand, and Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Cayman Fund, L.P. (each individually a "Stockholder" and collectively the "Stockholders").

     The parties hereby agree as follows:

     1. Certain Definitions.

        As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

        "Agreement" has the meaning ascribed thereto in the preamble hereof.

        "Common Stock" means the Company's common stock, par value $.01 per share.

        "Company" has the meaning ascribed thereto in the preamble.

        "Effective Date" has the meaning ascribed thereto in the preamble.

        "Purchase Documents" means (i) the Purchase Agreement by and among the Company and the Stockholders, dated October 24, 2001, and (ii) the Registration Rights Agreement by and among the Company and the Stockholders, dated October 24, 2001.

        "Shares" means and includes any and all shares of Common Stock and/or shares of capital stock of the Company by whatever name called, and shall include any shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation as a result of stock splits, stock dividends and similar transactions.

        "Voting Capital Stock Outstanding" means the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus any other shares of capital stock of the Company actually outstanding (not including any such shares held in the treasury of the Company) and entitled to vote, whether separately or together, with the Common Stock.

     2. Voting of Shares. So long as the Stockholders as a group beneficially own Shares representing in excess of 19.9% of the Voting Capital Stock Outstanding of the Company, each of
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the Stockholders hereby agrees to abstain from voting any Shares which, when taken together with all of the Shares beneficially owned by the other Stockholders, represent in excess of 19.9% of the Voting Capital Stock Outstanding of the Company (the "Excess Shares"). Notwithstanding the foregoing, the Excess Shares shall be counted for purposes of determining whether or not a quorum exists at any meeting of the stockholders of the Company. The Company and the Stockholders acknowledge and agree that any or all of the Stockholders may agree to deem the Shares beneficially owned by them "Excess Shares" so long as the Stockholders as a group comply with the first sentence of this Section 2.


     3. Term of this Agreement; Certain Covenants. (a) This Agreement shall become effective on the Effective Date and shall continue in effect so long as any of the Stockholders or any of their Affiliates beneficially owns any shares of Common Stock of the Company; provided, however, that this Agreement shall terminate (i) as to any shares of Common Stock of the Company sold, assigned or otherwise transferred by any of the Stockholders to a third party that is not an Affiliate of any of the Stockholders upon such sale, assignment or transfer and
(ii) in the event that the ownership and voting of the Shares (including the Excess Shares) by the Stockholders and their Affiliates does not contravene the continued listing requirements of The Nasdaq Stock Market, Inc. or any successor thereto ("Nasdaq") as enforced by Nasdaq, as determined by each of counsel to the Company and counsel to the Stockholders in the exercise of their reasonable judgment.

     (b) Upon the reasonable request of the Stockholders, the Company covenants to submit to Nasdaq a request to reconsider its interpretation of the continued listing requirements of Nasdaq as applied to the Company as a result of the ownership or voting of the Shares by the Stockholders and their Affiliates.

     4. No Revocation. The voting agreement contained herein is coupled with an interest and may not be revoked, except with the written consent of the Company.

     5. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Stockholders and each of their respective heirs, executors, administrators, successors and assigns (solely with respect to assigns that are Affiliates of one or more of the Stockholders).

     6. Specific Performance. In the event of any breach of this Agreement, in addition to any and all other remedies available at law, the parties hereto shall be entitled to specific performance of the Agreement and to such other injunctive or equitable remedy as may be granted by a court of competent jurisdiction.

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     7. Notices. Any and all notices or elections permitted or required to be made under this Agreement shall be in writing, signed by the parties giving such notice or election and shall be delivered personally, or sent by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth on the signature page of this Agreement.

     8. Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof. No amendment, modification, or termination of any provision of this Agreement shall be valid unless in writing and signed by all the parties.

     9. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     10. Unenforceability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Entire Agreement. This Agreement represents the complete agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     13. Conflicts. If there is any conflict between the terms of this Agreement and either or both of the Purchase Documents, the terms of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    ON TECHNOLOGY CORPORATION


                                    By: ___________________________

                                    Name: _______________________
                                    Title: ________________________

Address for Notice:                 Waltham Woods
                                    880 Winter Street, Building 4
                                    Waltham, MA 02451-1449



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With a copy to:

                                    Epstein Becker & Green, P.C.
                                    75 State Street
                                    Boston, MA 02109
                                    Telephone:  617-342-4000
                                    Facsimile:  617-342-4001

                                    SPECIAL SITUATIONS FUND III, L.P.

                                    By: ___________________________

                                    Name: _______________________
                                    Title: ________________________



Address for Notice:                 153 E. 53rd Street
                                    55th Floor
                                    New York, NY 10022


With a copy to:
                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ 07068
                                    Attn:  George J. Mazin, Esq.
                                    Telephone: 973-597-2500
                                    Facsimile: 973-597-2400

                                    SPECIAL SITUATIONS CAYMAN FUND, L.P.

                                    By: ___________________________

                                    Name: _______________________
                                    Title: ________________________


Address for Notice:                 153 E. 53rd Street
                                    55th Floor
                                    New York, NY 10022


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With a copy to:
                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ 07068
                                    Attn:  George J. Mazin, Esq.
                                    Telephone: 973-597-2500
                                    Facsimile: 973-597-2400


                                    SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                                    By: ___________________________

                                    Name: _______________________
                                    Title: ________________________


Address for Notice:                 153 E. 53rd Street
                                    55th Floor
                                    New York, NY 10022



With a copy to:
                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ 07068
                                    Attn:  George J. Mazin, Esq.
                                    Telephone: 973-597-2500
                                    Facsimile: 973-597-2400


                                    SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

                                    By: ___________________________

                                    Name: _______________________
                                    Title: ________________________


Address for Notice:                 153 E. 53rd Street
                                    55th Floor
                                    New York, NY 10022



With a copy to:
                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ 07068
                                    Attn:  George J. Mazin, Esq.
                                    Telephone: 973-597-2500
                                    Facsimile: 973-597-2400


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